Exhibit 10.1

FIRST AMENDMENT TO LEASE BETWEEN

SAN DIEGO SYCAMORE, LLC AND

HISTOGEN, INC.

THIS FIRST AMENDMENT TO LEASE (this “Amendment”) is made as of June 25, 2021, by and between SAN DIEGO SYCAMORE, LLC, a Delaware limited liability company (“Landlord”), and HISTOGEN INC., a Delaware corporation (“Tenant”).

RECITALS

A.Landlord and Tenant are parties to that certain Lease dated January 3, 2020 (the “Original Lease”), with respect to certain premises consisting of approximately 15,526 rentable square feet of space, consisting of (i) approximately 250 rentable square feet on the first (1st) floor of the building located at 10655 Sorrento Valley Road, San Diego, California 92121 (the “Building”), and (ii) approximately 15,276 rentable square feet identified as Suite 200 on the second (2nd) floor of the Building (the “Premises”), which Building is part of a larger complex known as SOVA Sycamore Science District (the “Complex”).

B.Pursuant to the Original Lease, Tenant was scheduled on November 1, 2020, to relocate temporarily from the Premises to premises commonly known as Suite 106 in the building located at 11585 Sorrento Valley Road, San Diego, California (defined in the Original Lease as the “Temporary Premises”) in connection with Tenant’s construction of alterations within the Premises.

C.	Subject to the terms and conditions of this Amendment, Landlord and Tenant desire

(i)to replace the Temporary Premises contemplated by the Original Lease with two different temporary premises, specifically (1) approximately 7,118 rentable square feet commonly known as Suite 100 in the building located at 10675 Sorrento Valley Road, San Diego, California, which Suite 100 is depicted in Exhibit A attached hereto (“Suite 100”) and (2) approximately 3,591 rentable square feet commonly known as Suite 204 in the building located at 11555 Sorrento Valley Road, San Diego, California, which Suite 204 is depicted in Exhibit A attached hereto (“Suite 204”) (collectively, the “Replacement Temporary Premises”), (ii) to delay the timing of Tenant’s relocation to the Replacement Temporary Premises, and (iii) modify other provisions of the Original Lease, all as more particularly set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Original Lease is amended as follows:

1.DEFINED TERMS. Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Original Lease. The Original Lease, as amended by this Amendment, may be referred to as the “Lease.”

2.TEMPORARY PREMISES.Section 2.3 of the Summary is hereby amended and restated as follows:

Temporary Premises: (1) approximately 7,118 rentable square feet of space commonly known as Suite 100 in the building located at 10675 Sorrento Valley Road, San Diego, California 92121 and (2) approximately 3,591 rentable square feet commonly known as Suite 204 in the building located at 11555 Sorrento Valley Road, San Diego, California.

3.	BASE RENT. Section 4 of the Summary is hereby amended and restated as follows:

4.Base Rent (Article 3):
Lease Term	Monthly Installment of Base Rent	Monthly Base Rent per Rentable Square Foot
3/1/20-2/28/21*	$59,775.10	$3.85
3/1/21-8/31/21	$61,638.22	$3.97
9/1/21-1/31/22**	$12,504.50	***
2/1/22-2/28/22	$61,638.22	$3.97
3/1/22-2/28/23	$63,346.08	$4.08
3/1/23-2/29/24	$65,364.46	$4.21
3/1/24-2/28/25	$67,227.58	$4.33
3/1/25-2/28/26	$69,245.96	$4.46
3/1/26-2/28/27	$71,419.60	$4.60
3/1/27-2/29/28	$73,593.24	$4.74
3/1/28-2/28/29	$75,766.88	$4.88
3/1/29-2/28/30	$77,940.52	$5.02
3/1/30-2/28/31	$80,269.42	$5.17
3/1/31-8/31/31	$82,753.58	$5.33

*Note: Provided Tenant is not in default of the terms of this Lease after expiration of any applicable notice and cure period, Tenant shall be entitled to receive a Base Rent abatement for the period of March 1, 2020 through and including August 31, 2020 (the “Abatement Period“) in an aggregate amount not to exceed $358,650.60. Tenant shall be obligated to pay Tenant’s Share of Direct Expenses attributable to such period. Tenant acknowledges that it enjoyed the benefit of the Abatement Period prior to this Amendment.

**Note: Tenant will occupy the Temporary Premises for five (5) months at a reduced rental rate during Tenant’s construction of improvements to the Premises in accordance with the Work Letter. The Monthly Base Rent is inclusive of utilities, CAM and any maintenance fees, such that Tenant shall be not be obligated to pay a share of Direct Expenses relating to the Temporary Premises or the Project attributable to such period.

***Note: The Monthly Base Rent per Rentable Square Foot for the Temporary Premises shall be $1.00 for Suite 100 and $1.50 for Suite 204.

4.1Payment of Rent:

Rent checks shall be made payable to and sent to the following lockbox address:

San Diego Sycamore Holdings, LLC

P.O. Box 894425

Los Angeles, CA 90189-4425 or wired to

Citibank, N.A., New York

Account Name: San Diego Sycamore Holdings, LLC Account Number:

Routing Number:

4.TENANT IMPROVEMENT ALLOWANCE. Section 5 of the Summary is hereby amended and restated as follows:

5.	Tenant Improvement Allowance:$2,251,270, but Tenant shall construct improvements in the

Premises in accordance with the terms of the Work Letter attached hereto as Exhibit 1.1.1-2.

5.LETTER OF CREDIT. Section 9 of the Summary is hereby amended and restated as follows:

9.       Security Deposit (Article 21):Letter of credit in the amount of $250,000, subject to the terms of Article 21 of this Lease (which L/C Security shall be subject to a mandatory increase to $400,000 pursuant to Article 21 of this Lease and possible subsequent reductions pursuant to Article 21).

6.ADDRESS OF TENANT. Section 12 of the Summary is hereby amended to delete both the notice address for the Replacement Temporary Premises and the period when such notice address is applicable, and in its place, Landlord shall use the following notice address for Tenant for the period during which Tenant occupies the Replacement Temporary Premises:

12.Address of Tenant (Section 29.18):	Histogen, Inc. 10675 Sorrento Valley Road, Suite 100 San Diego, CA 92121 Attn: Richard Pascoe, Chairman and CEO

7.ADDRESS OF LANDLORD.Section 13 of the Summary is hereby amended to provide that notices to Landlord shall be given at the following addresses:

13.Address of Landlord (Section 29.18):

San Diego Sycamore, LLC

c/o Longfellow Real Estate Partners 260 Franklin Street, Suite 1920

Boston, MA 02110

Attn: Asset Management with copies to:

San Diego Sycamore, LLC

c/o Longfellow Property Management Services CA Inc. 11772 Sorrento Valley Rd., Suite 250

San Diego, CA 92121

Attn: Property Management

8.	SECURITY DEPOSIT.

(a)	In Section 21.1 of the Lease, the following parenthetical shall be amended and restated as follows:

“(but Tenant shall increase the amount of the L/C Security to Four Hundred Thousand Dollars ($400,000) before it commences constructing the Tenant Improvements contemplated by the Work Letter attached hereto as Exhibit 1.1.1-2)”

(b)	Section 21.1(d)(i) of the Lease is hereby amended and restated in its entirety as follows:

“If more than thirty-six (36) months of the Lease Term have elapsed and Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period, Tenant may thereafter reduce the amount of the L/C Security to Three Hundred Thousand Dollars ($300,000).”

(c)	Section 21.1(d)(ii) of the Lease is hereby amended and restated in its entirety as follows:

“If Tenant is not in default under the terms of this Lease beyond any applicable notice and cure period during the initial sixty (60) months of the Lease Term, Tenant may thereafter reduce the amount of the L/C Security to Two Hundred Thousand Dollars ($200,000).”

9.TENANT IMPROVEMENTS. Section 2.1 of Exhibit 1.1.1-2 of the Lease is hereby amended and restated as follows:

2.1 Tenant Improvement Allowance. Tenant shall be entitled to a one-time tenant improvement allowance (the “Tenant Improvement Allowance”) in the amount of up to, but not exceeding One Hundred Forty-Five Dollars ($145) per rentable square foot of the Premises (i.e., up to Two Million Two Hundred Fifty-One Thousand Two Hundred Seventy Dollars ($2,251,270), for costs relating to the initial design and construction of Tenant’s improvements which are permanently affixed to the Premises (the “Tenant Improvements”), which costs may include the cost of an inspection and report covering the Premises by a Certified Access Inspection specialist provided however, that Landlord shall have no obligation to disburse all or any portion of the Tenant Improvement Allowance to Tenant unless Tenant makes one or more requests for disbursement pursuant to the terms and conditions of Section 2.2 below prior to February 28, 2022. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance. Following the disbursement of the Tenant Improvement Allowance as contemplated by Section 2.2 below, Tenant shall be entitled to receive a credit against Rent or otherwise for any unused portion of the Tenant Improvement Allowance [up to $5 per rentable square foot of the Premises (i.e., $77,630)] which is not used to pay for the Tenant Improvement Allowance Items (as such term is defined below). Tenant’s right to receive a credit against Rent is capped at the sum of $77,630. Any unused portion of the Tenant Improvement Allowance in excess of the capped credit sum shall belong to Landlord. Tenant shall be solely liable for all costs associated with the design and construction of the Tenant Improvements in excess of the Tenant Improvement Allowance.

10.TERM OF THE LEASE. The “Lease Term” and “Expiration Date,” as stated in the Original Lease, are unaffected and unchanged by this Amendment, remaining the same as set forth in the Original Lease.

11.LETTER OF CREDIT. The Parties acknowledge that upon execution of this Amendment, Tenant shall terminate the previous letter of credit, in the amount of $250,000, and issue a new letter of credit in the amount of $400,000, pursuant to the amended terms of the Lease.

12.CONDITION OF THE REPLACEMENT TEMPORARY PREMISES. Tenant acknowledges that Landlord is, or will be, improving the Replacement Temporary Premises prior to Tenant taking temporary occupancy of the same. Landlord estimates that the Replacement Temporary Premises will be ready for occupancy by Tenant for a start date of September 1, 2021. If the Replacement Temporary Premises are ready for occupancy by Tenant on or before August 31, 2021, then the commencement date of Tenant’s occupancy of the Replacement Temporary Premises shall be September 1, 2021; provided, however, Landlord shall give Tenant access to the Replacement Temporary Premises fifteen (15) days prior to such date in order to afford Tenant an opportunity to prepare the Replacement Temporary Premises for Tenant’s upcoming occupancy and such access shall be free of charge. However, if the Replacement Temporary Premises are not ready for occupancy by Tenant on or before August 31, 2021, then the commencement date of September 1, 2021 for Tenant’s use of the Replacement Temporary Premises will be delayed until the Replacement Temporary Premises are ready for occupancy, and in any such event, Tenant will have the right to occupy the Replacement Temporary Premises for five (5) months in order to accommodate Tenant’s construction of alterations within the Premises. To illustrate the foregoing by way of example, if the Replacement Temporary Premises are not ready for occupancy on September 1, 2021 but are ready for occupancy on September 15, 2021, then Tenant will commence to occupy the Replacement Temporary Premises on September 16, 2021, and Tenant shall have the right to occupy the Replacement Temporary Premises at the reduced rental rate set forth in Section 4 of the Summary through February 15, 2021 (and the schedule of Base Rent set forth in Section 4 of the Summary shall be adjusted accordingly), plus Landlord will give Tenant access to such Replacement Temporary Premises on September 1, 2021 in order to afford Tenant an opportunity to prepare the Replacement Temporary Premises for Tenant’s upcoming occupancy and such access shall be free of charge. If the construction of the Tenant Improvements for the Premises takes longer than expected to complete, Landlord agrees that Tenant may have continued occupancy and use of the Replacement Temporary Premises under the same reduced rate and rent abatement (with respect to Direct Expenses) terms as during the five (5) months for an additional period as necessary, not to exceed an additional one (1) month, for a total of six (6) months occupancy overall (not including the early access to prepare for taking occupancy). The taking of possession of the Replacement Temporary Premises by Tenant shall be conclusive evidence that Tenant accepts the same “AS IS” and that the Replacement Temporary Premises is suited for the use intended by Tenant and is in good and satisfactory condition at the time such possession is taken. Tenant acknowledges that neither Landlord nor Landlord’s agents has made any representation or warranty as to the condition of the Replacement Temporary Premises or the building in which the Replacement Temporary Premises is located or its suitability for Tenant’s purposes. Tenant represents and warrants to Landlord that (a) its sole intended use of the Temporary Premises is for uses set forth in Section 9 of the Summary, (b) it does not intend to use the Temporary Premises for any other purpose, and (c) prior to executing this Amendment it has made such investigations as it deems appropriate with respect to the suitability of the Replacement Temporary Premises for its intended use. From and after this Amendment, the term “Temporary Premises” as defined and used in the Original Lease shall mean and refer to the “Replacement Temporary Premises.”

13.CIVIL CODE SECTION 1938 DISCLOSURE. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that neither the Building, the Complex nor the Premises (nor the Replacement Temporary Premises or the building in which the Replacement Temporary Premises is located) has undergone inspection by a Certified Access Specialist (CASp) (defined by California Civil Code Section 55.52). Pursuant to California Civil Code Section 1938, Tenant is hereby notified that: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises complies with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

14.OFAC LIST REPRESENTATION. Tenant hereby represents and warrants to Landlord that neither Tenant nor any of its officers, directors, shareholders, partners, members or affiliates is or will be an entity or person: (i) that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order 13224 issued on September 24, 2001 (“EO 13224”);

(ii)whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf); (iii) who commits, threatens to commit or supports “terrorism,” as that term is defined in EO 13224; or (iv) who is otherwise affiliated with any entity or person listed above.

15.BROKERS. Tenant represents and warrants to Landlord that with the exception of Newmark Knight Frank representing Landlord exclusively it has not engaged any other broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment, and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant.

16.CONTINUING EFFECTIVENESS. The Original Lease, except as amended hereby, remains unamended, and as amended hereby, remains in full force and effect.

17.COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

18.EXECUTION BY BOTH PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and execution and delivery hereof. Either party may execute this Amendment using electronic signature technology (i.e., via DocuSign or another electronic signature technology). Delivery of any executed counterpart of a signature page to this Amendment in portable document format (.pdf) or by facsimile transmission shall be as effective as delivery of a manually executed original “wet ink” counterpart thereof.

19.AUTHORIZATION. The parties signing on behalf of Tenant each hereby represents and warrants that such party has the capacity set forth on the signature pages hereof and has full power and authority to bind Tenant to the terms hereof. Two (2) authorized officers must sign on behalf of the Tenant and this Amendment must be executed by the president or vice-president and the secretary or assistant secretary of Tenant, unless the bylaws or a resolution of the board of directors shall otherwise provide. In such case, if requested by Landlord, the bylaws or a certified copy of the resolution of Tenant, as the case may be, must be furnished to Landlord.

(SIGNATURES ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

“LANDLORD” SAN DIEGO SYCAMORE, LLC, a Delaware limited liability company By: /s/ Jill Ratke Print Name: Jill Ratke Title: Authorized Signatory

“TENANT”

HISTOGEN, INC.,

a Delaware corporation

By:  /s/  Richard W. Pascoe

Print Name:  Richard W. Pascoe

Title: President and Chief Executive Officer

By:  /s/  Susan A. Knudson

Print Name: Susan A. Knudson

Title:ExecutiveVicePresident,Chief Financial Officer & Corporate Secretary

EXHIBIT A

REPLACEMENT TEMPORARY PREMISES

(1)	Suite 100 in 10675 Sorrento Valley Road, San Diego, California:

Exhibit A

1 of 2

(2)	Suite 204 in 11555 Sorrento Valley Road, San Diego, California:

Exhibit A

1 of 2